Exhibit 10

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (this "Agreement") dated as of July 14, 2000, is by and between LeCroy Corporation (the "Company"), a Delaware corporation, and Robert Miller (the "Executive"), an individual.

         The Company and the Executive agree as follows:

         1.  EMPLOYMENT OF EXECUTIVE.

         (a) EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company agrees to employ the Executive, and the Executive agrees to serve, as President of the Company's subsidiary, LeCroy Lightspeed Corporation (formerly named "Lightspeed Electronics, Inc."; "Lightspeed"), reporting to Lightspeed's Board of Directors and having such responsibilities consistent with his position as President as may be assigned to him by that Board of Directors from time to time, including in connection with the initial manufacturing and test of hybrid components and support needed to put Lightspeed's DC60 microwave oscilloscope product into production as well as longer-term engineering, design, product line extension, and development of new products.

         The Executive's employment hereunder will commence on the date hereof, and unless earlier terminated in accordance with Section 3 hereof, will continue through the fifth anniversary of the date hereof.

         (b) COMMITMENT. The Executive represents that he is not currently bound by any agreements or other commitments that might interfere with or impair his performance of his employment responsibilities hereunder or that are inconsistent with his obligations hereunder. The Executive will devote such time and attention to his employment responsibilities to the Company as are reasonably required, it being understood that he is to be a full-time employee, and will not undertake any commitments that would interfere with or impair his performance of such responsibilities.

         Until at least June 30, 2001, the Executive will work full-time at the Company's facility in Chestnut Ridge, New York, and the Company will provide the Executive with the use of an apartment in the Chestnut Ridge area at no charge to the Executive. After June 30, 2001, the Executive at his option may return to the Long Island area and discharge his employment responsibilities primarily by telephone and email, spending at least one day per work-week at the Company's Chestnut Ridge facility.


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         2. COMPENSATION. During the term of the Executive's employment with the
Company hereunder, the Company will compensate the Executive as follows.

         (a) SALARY. The Company will pay to the Executive a salary at the rate of $150,000 per annum during the first three years of employment hereunder and at the rate of $200,000 per annum thereafter. This salary will be paid in installments at monthly (or more frequent) intervals.

         (b) BENEFITS. The Company will provide the Executive with such other fringe benefits as it from time to time may make generally available to its other executives at the Executive's level. The Executive will also be eligible from time to time to receive grants of stock options from the Company, it being understood that decisions as to stock option grants are made by the Company's Board of Directors (or the Compensation Committee thereof) in its discretion.

         3. TERMINATION.

         (a) EVENTS CAUSING TERMINATION. The Executive's employment hereunder will terminate upon the occurrence of any of the following events:

                  (1) The Executive's death, or a determination of his legal incapacity by a court of competent jurisdiction; or

                  (2) The termination of the Executive's employment hereunder by the Company, by action of its Board of Directors, by written notice to the Executive, upon the Executive's inability to perform his employment responsibilities to the Company for a period of at least 60 consecutive days, or for an aggregate of at least 90 days in any twelve-month period, because the Executive's physical or mental health have become so impaired as to make it impossible or impracticable for him to perform such responsibilities; or

                  (3) The termination of the Executive's employment hereunder by the Company, by action of its Board of Directors, for Cause, by written notice to the Executive; or

                  (4) The termination of the Executive's employment hereunder by the Company, by action of its Board of Directors, without Cause, by written notice to the Executive; or

                  (5) The termination of the Executive's employment hereunder by the Executive, by written notice to the Company.



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         (b) "CAUSE" DEFINED. For purposes of this Agreement, "Cause" includes
(i) the Executive's failure properly to perform and discharge his employment responsibilities to the Company, which failure is not cured within two weeks following reasonably specific written notice thereof from the Company to the Executive; (ii) the Executive's commission of any act of fraud or misrepresentation in connection with his employment by the Company; (iii) any act or acts by the Executive resulting directly or indirectly in, or intended to result directly or indirectly in, material harm to the Company's business or reputation or unjust gain or personal enrichment of the Executive or any third party at the expense of the Company; (iv) the Executive's indictment for a felony or a crime involving moral turpitude; and (v) the Executive's breach of
Section 4 of this Agreement.

         (c) ADJUSTMENTS UPON EARLY TERMINATION. Notwithstanding any other provision of this Agreement:

                  (1) If the Executive's employment with the Company terminates pursuant to Section 3(a)(4) (by the Company, without Cause), then the Company will continue to pay the Executive his base salary (as in effect at the time of termination) until the fifth anniversary of the date of this Agreement; provided, that the Executive first executes and delivers to the Company a written general release of all liabilities and obligations in connection with his employment with the Company and/or its termination (other than the Company's obligation to make such payments; and other than any obligations of the Company under any agreements or instruments evidencing any stock options granted to the Executive by the Company, which will continue in accordance with their terms) in form reasonably satisfactory to the Company, and further provided that during the period in which he is receiving such payments, the Executive complies with his obligations under Section 4 hereof. These will be the Executive's exclusive remedies in respect of all rights of the Executive under this Agreement and/or any loss or damages that he may incur by reason of such termination.

                  (2) If the Executive's employment with the Company terminates other than pursuant to Section 3(a)(4) (by the Company, without Cause), then the rights of the Executive to receive compensation pursuant to
         Section 2 hereof, and all other rights of the Executive hereunder or in connection with his employment with the Company and/or its termination (other than any obligations of the Company under any agreements or instruments evidencing any stock options granted to the Executive by the Company, which will continue in accordance with their terms), will immediately cease.

         4. CERTAIN COVENANTS. The Executive hereby covenants as follows, (which covenants are in addition to, and not exclusive of, any similar obligations to which the Executive may be subject from time to time).



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         (a) CONFIDENTIALITY. Both during and following the term of this
Agreement and the Executive's employment hereunder, the Executive will maintain the confidentiality of all confidential or proprietary information of the Company and its subsidiaries (including without limitation all such information acquired by the Executive before the commencement of his employment hereunder; collectively, "Confidential Information"), all of which will be and remain the exclusive property of the Company or the relevant third party, as the case may be, and except as previously authorized in writing by the Company, and except with respect to information that has otherwise become public through no action or omission on the part of the Executive, will not disclose any Confidential Information to any third party, or use it for any purpose other than in the discharge of his employment responsibilities to the Company.

         Upon the termination of the Executive's employment with the Company, the Executive will promptly return to the Company all documents and other tangible media that contain or reflect any Confidential Information (including all copies, reproductions, digests, abstracts, analyses, and notes) in his possession or control, and will destroy any related files (whether stored electronically, magnetically, optically, or otherwise) on any equipment not owned and retained by the Company or its subsidiaries.

         (b) NON-COMPETITION. For so long as the Executive is employed by the Company and for a period of 12 months following termination of his employment by the Company (which period will automatically be extended by a period of time equal to any period in which the Executive is in breach of any obligations under this Section 4; including any such extension, the "Restricted Period"), he will not engage, directly or indirectly (except as a stockholder, director, officer, consultant, and/or employee of the Company or any of its subsidiaries) in any business conducted by the Company or any of its subsidiaries at any time during the period of such employment, whether as a proprietor, equityholder, investor (except as a passive investor holding not more than 1% of the outstanding capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative, or in any other capacity.

         (c) NON-SOLICITATION OF EMPLOYEES, ETC. During the Restricted Period, the Executive will not directly or indirectly recruit, solicit, induce, or attempt to induce any of the employees or independent contractors of the Company or any of its subsidiaries to terminate their employment or contractual relationship with the Company or such subsidiary; and will not assist any other person or entity to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 1% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any person or entity who does or attempts to do so.



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         (d) NON-SOLICITATION OF CUSTOMERS, SUPPLIERS, ETC. During the
Restricted Period, the Executive will not directly or indirectly solicit, divert, take away, or attempt to divert or take away, from the Company or any of its subsidiaries the business or patronage of any of their actual or potential customers, clients, accounts, vendors, or suppliers, or induce or attempt to induce any such person or entity to reduce the amount of business it does with the Company or any of its subsidiaries, and the Executive will not assist any other person or entity to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 1% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any person or entity who does or attempts to do so.

         (e) INVENTIONS, ETC. The Executive will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, developments, processes, software, mask works, and works of authorship, whether patentable or copyrightable or not, that are created, made, conceived, or reduced to practice by the Executive or under his direction or by him jointly with others before or during his employment hereunder or during the one-year period following the termination of his employment hereunder, excluding only such of these things as
(i) do not relate in any way to any business in which the Company or any of its subsidiaries is engaged, and (ii) the Executive demonstrates by clear and convincing evidence were done completely outside normal working hours, off the Company's premises, and not using the Company's tools, devices, equipment, property, resources, or Confidential Information (collectively, subject to such exclusions, all of the foregoing, "Inventions").

         The Executive agrees to assign, and hereby does assign, to the Company without further consideration, all rights, titles, and interests in and to all Inventions and all related intellectual property rights. If requested by the Company, the Executive will assist it to apply for and obtain any patents or copyright registrations relating to any Inventions, and will execute and deliver to the Company all related applications and other documents, all at the Company's expense. The Executive hereby appoints the Company (with power of substitution) as his agent and attorney-in-fact to execute and deliver or file any such document in his name and on his behalf. This power of attorney is irrevocable and coupled with an interest on the part of the Company.

         (f) EQUITABLE REMEDIES. The Executive hereby acknowledges that any breach by him of his obligations under this Section 4 would cause substantial and irreparable damage to the Company, for which money damages would be an inadequate remedy. Accordingly, the Executive acknowledges and agrees that the Company will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which the Company may be entitled in respect of any such breach).



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         (g) MODIFICATION. In the event that a court of competent jurisdiction determines that any of the provisions of this Section 4 would be unenforceable as written because they cover too extensive a geographic area, too broad a range of activities, or too long a period of time, or otherwise, then such provisions will automatically be modified to cover the maximum geographic area, range of activities, and period of time as may be enforceable, and in addition, such court is hereby expressly authorized so to modify this Agreement and to enforce it as so modified. No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or of the remainder of such section.

         5. MISCELLANEOUS.

         (a) BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY BENEFICIARIES. This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns. No party will assign any rights or delegate any obligations hereunder without the consent of the other parties, and any attempt to do so will be void. Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors, and permitted assigns.

         (b) ABOUT THIS AGREEMENT. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

         The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

         (c) WAIVERS; AMENDMENTS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No amendment or modification of this Agreement will be valid or binding unless in a writing signed by both the Executive and the Company.

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         (d) ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the parties, and supersedes any prior understandings or agreements between them, with respect to the subject matter hereof.

         (e) GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of New York, without reference to principles of conflicts or choice of law.
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         Executed and delivered as of the date first above written.

COMPANY:                                     LECROY CORPORATION



                                             By
                                               ---------------------------------
                                                   Name:
                                                   Title:


EXECUTIVE:
                                               ---------------------------------
                                                   Robert Miller